Registration No. 333-59121

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOPPERS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1588399 (I.R.S. Employer Identification Number)

436 Seventh Avenue Pittsburgh, Pennsylvania (Address of Principal Executive Offices)	15219-1800 (Zip Code)

KOPPERS INDUSTRIES, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Steven R. Lacy, Esquire

Koppers Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219-1800

(412) 227-2001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SHARES

As originally filed on July 15, 1998, this Registration Statement registered 250,000 shares of the Common Stock of Koppers Inc. (formerly Koppers Industries, Inc.) (the “Company”) which had been approved for issuance under the Koppers Industries, Inc. Employee Stock Purchase Plan (the “Purchase Plan”). Effective August 7, 2003 employees may no longer invest in Common Stock of the Company through the Purchase Plan. As of August 12, 2003 a total of 244,529 shares of the Company’s Common Stock were not issued under the Purchase Plan. Pursuant to Rule 478 and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company hereby deregisters the shares of the Company’s stock reserved for issuance under the Purchase Plan.

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SIGNATURES

KOPPERS INC.

Pursuant to the requirements of the Securities Act of 1933, Koppers Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Pennsylvania, on August 12, 2003.

KOPPERS INC.

/s/ WALTER W. TURNER
Walter W. Turner
President and Chief Executive Officer

/s/ M. CLAIRE SCHAMING
M. Claire Schaming
Treasurer

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